Exhibit 23.3

                       Consent of Independent Accountants


   We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of Regency Realty Corporation of our report dated March 7, 1997 relating to the financial statements of Branch Properties, L.P., which appears in the Current Report on Form 8-K/A-2 of Regency Realty Corporation dated March 7, 1997 (filed on May 12, 1997). We also consent to the reference to us under the heading "Experts" in such Prospectus.



   Price Waterhouse LLP
   Atlanta, Georgia
   October 13, 1997